UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 11, 2016

PBF LOGISTICS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 11, 2016, PBF Logistics LP (“PBFX” or the “Partnership”) announced that it had launched its public offering of an aggregate of 4,000,000 common units, plus an additional 600,000 common units that may be sold pursuant to the exercise of an over-allotment option. A copy of the press release announcing the offering is furnished as Exhibit 99.1 hereto, and is incorporated by reference herein.

On August 11, 2016, the Partnership issued a press release announcing that the Partnership entered into a non-binding letter of intent with an affiliate of PBF Energy Inc. regarding the proposed acquisition of a 50% equity interest in Torrance Valley Pipeline Company LLC, which is currently held by an indirect, wholly-owned subsidiary of PBF Holding Company LLC, for total consideration of approximately $175.0 million in cash. A copy of the press release announcing the proposed acquisition is furnished as Exhibit 99.2 hereto, and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statement and Exhibits

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 11, 2016

99.2	Press Release dated August 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2016

PBF Logistics LP
By:	PBF Logistics GP LLC, its general partner

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Authorized Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 11, 2016

99.2	Press Release dated August 11, 2016